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                                                                    Exhibit 10.4

                                    SUBLEASE


         AGREEMENT OF SUBLEASE ("SUBLEASE"), made as of the 20th day of June, 2001, by and between CENDANT OPERATIONS, INC., (by assignment from NetMarket Group, Inc., successor to the NetMarket Company), having its principal office at 1 Campus Drive, Parsippany, New Jersey 07054 ("Landlord") and BIOPURE CORPORATION having an address at 11 Hurley Street, Cambridge, Massachusetts 02141 ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, a lease dated January 16, 1998 (the "Prime Lease"), by and between Robert L. Wolff, Jr., as Trustee of the 58 Charles Street Realty Trust ("Prime Landlord") as landlord and the Landlord herein, as tenant, was entered into for premises situated in Cambridge, MA such premises being commonly known as entire second floor, 58 Charles Street and more particularly described in the Prime Lease (the "Premises"), a copy of which (with financial terms deleted) is attached hereto as EXHIBIT A; and

         WHEREAS, the parties hereto have agreed to enter into a sublease of all the Premises.

         NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration hereinafter contained, the parties hereto agree as follows:

         1. (a) THE PREMISES. Landlord does hereby sublease to Tenant and Tenant does hereby sublease from Landlord the remises for the term, at the rental and upon all of the terms and conditions set forth in this Sublease.

         (b) PARKING. Tenant shall, provided it is not in default under this Sublease, have the right to use twenty-one (21) Parking Spaces at a cost of One Hundred Twenty-Five and 00/100 ($125.00) Dollars per space per month.

         2. TERM. The term of this Sublease shall commence on June 20, 2001 (the "Commencement Date") and end on February 29, 2008, unless sooner terminated as provided herein or in the Prime Lease. The date upon which Tenant shall commence paying rent hereunder shall be July 21, 2001. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, this Sublease shall not be void or voidable, nor shall Landlord or its agents be liable to Tenant for any loss or damage resulting therefrom; provided, however, that Tenant shall not be liable for any rent until one month after Landlord delivers possession of the Premises to Tenant and provided further that if Landlord does not deliver the Premises to Tenant on or before July 1, 2001, this Sublease shall be voidable by Tenant by written notice delivered to Landlord by no later than July 5, 2001. If Landlord tenders possession of the Premises to Tenant prior to the Commencement Date and Tenant accepts such possession, then the term of this Sublease and Tenant's obligations hereunder shall commence on the date that it accepts such possession. Except as otherwise expressly set forth in this Section, any failure to deliver possession on the Commencement Date, or delivery of possession prior thereto, shall not in any way affect the obligations of Tenant hereunder or the commencement or expiration date of the term hereof.

         3. RENT. (a) Tenant shall pay to Landlord as rent for the use and occupancy of the Premises, without deduction, offset, prior notice or demand, minimum annual rental equal to the following: Three Hundred Twenty-Eight Thousand Eight Hundred ($328,800.00) Dollars.

         (b) Rent shall be paid in lawful money of the United States of America to Landlord, in equal monthly installments of Twenty-Seven Thousand Four Hundred and 00/100 ($27,400.00) Dollars in advance, on the first day of each calendar month ("Rent Payment Date") during the term of this Sublease,



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to Cendant Operations, Inc., 1 Campus Drive, Parsippany, New Jersey 07054,
Attention: Christine Murdock, Manager Construction Services, or at such other address as Landlord may designate in writing. Should the term of this Sublease begin or end on a day other than the first or last day of a calendar month, all base rent and additional rent, payable hereunder shall be adjusted and prorated on a per diem basis for any such months. Tenant's obligation to pay rent and additional rent shall survive such expiration or termination of this Sublease.

         4. ADDITIONAL RENT. Contemporaneously with each monthly payment of fixed rent pursuant to Article 3, Tenant shall pay to Landlord one-twelfth (1/12th) of all additional rent, charges and fees of any nature payable by Landlord to Prime Landlord under the Prime Lease (including, without limitation, the annual Parking Fee, Operating Expenses and Real Estate Taxes) payable by Landlord pursuant to the Prime Lease, as the same may be extended, modified or amended.

         5. NET LEASE. (a) This Sublease shall be deemed and construed to be a net lease and Tenant shall accordingly pay to Landlord, absolutely net, the rent free of any deductions or set-offs of any kind. Without limiting the foregoing, Landlord has no obligation to Tenant, whether before or during, the term of this Sublease (a) to make any repairs, alterations, additions, or changes to the Premises, including structural portions thereof, (b) to comply with legal requirements or insurance requirements, (c) to insure or protect the Premises or persons therein or about, (d) to furnish any utilities, heat, water, air conditioning, power of any kind, or any other services, or (e) to pay the real estate taxes, general or special assessments or other taxes related to the use and operation of the Premises or related to any accessory uses of the Premises. If there is any conflict between this Article 5 and any other provision of this Sublease or the Prime Lease, then, as between Landlord and Tenant (without in any way modifying the obligations of the Tenant under the Prime Lease to Prime Landlord) this Article 5 shall control.

         (b) Tenant understands and acknowledges that (i) Landlord shall not actually provide any of the services, make any of the repairs, restoration or maintenance or take any of the actions that Prime Landlord has agreed to provide, to make, to take or to cause to be provided or made or taken under the provisions of the Prime Lease and Tenant shall rely upon, and shall look solely to, the Prime Landlord for the provision or making thereof and (ii) Landlord is not making and shall not be responsible for any representations whatsoever which Prime Landlord may have made to Landlord, as tenant, in the Prime Lease. Landlord shall cooperate with Tenant in obtaining services, repairs, restoration or maintenance from Prime Landlord. Prime Landlord shall have repaired all existing roof leaks prior to the Commencement Date.

         6. REPAIRS AND MAINTENANCE. Tenant shall at its sole cost and expense, maintain and repair the Premises and the mechanical systems located in the Premises in good order and condition.

         7. ALTERATIONS. Tenant shall not make or permit to be made any alterations, additions or improvements (the "Alterations") to the Premises without the prior written consent of Landlord and Prime Landlord which may be granted or withheld in their sole discretion. If Tenant shall desire to make any such Alteration, Tenant shall apply for the consent of Landlord and Prime Landlord and furnish complete plans and specifications for the desired Alterations and the names of the construction contractor(s) to be engaged by Tenant. If Landlord and Prime Landlord shall have granted their consent, Tenant may proceed with any such approved Alterations SUBJECT TO TENANT FULFILLING THE FOLLOWING CONDITIONS:

                  (i) Subsequent to obtaining the consent of Landlord and Prime Landlord and prior to commencement of construction of the Alterations, Tenant shall deliver to Landlord and Prime Landlord (a) the building permit and a copy of the executed construction contract covering the Alterations and (b) certificates evidencing the existence of workers' compensation insurance covering all persons employed for such work and comprehensive general liability and property damage insurance naming Landlord, Prime Landlord, and Tenant as insureds, with coverage of at least $5,000,000 single limit.


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                  (ii)     All Alterations shall be performed at Tenant's sole
cost and expense. Tenant shall keep the Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises on Tenant's behalf. Tenant shall discharge any mechanics lien filed against the Premises or the Building of which the Premises forms a part within thirty (30) days of such filing. Tenant shall indemnify Landlord and Prime Landlord for any and all claims, costs and expenses incurred by Landlord and/or Prime Landlord in connection with any liens. If Tenant fails to discharge such lien, Landlord may, but shall not be obligated to, discharge such lien on Tenant's behalf without determining the validity of the same.

                  (iii) At Landlord's option, Tenant shall provide, at Tenant's expense, such completion, performance and/or payment bonds.

                  (iv) Any construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by Tenant in connection with the Premises shall be completed in accordance with the plans and specifications approved by Landlord and Prime Landlord, shall be carried out in a good, workmanlike and prompt manner, shall comply with all applicable statutes, laws, ordinances, regulations, rules, orders and requirements of the authorities having jurisdiction thereof, and shall be subject to supervision by Landlord or its employees, agents or contractors.

                  (v) If the Alterations which Tenant causes to be constructed result in Landlord or Prime Landlord being required to make any alterations and/or improvements to other portions of the Building in order to comply with any applicable statutes, laws, ordinances, regulations, rules, orders or requirements (e.g., ordinances intended to provide full access to handicapped persons), then Tenant shall reimburse Landlord and/or Prime Landlord, as the case may be, upon demand for all costs and expenses incurred by Landlord and/or Prime Landlord, as the case may be, in making such alterations and/or improvements.

                  (vi) Any Alterations made by Tenant shall remain on and be surrendered with the Premises upon the expiration or sooner termination of the Term, except Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, and at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear excepted. Prior to any installation of Alterations, and upon written request therefor by Tenant, Landlord shall notify Tenant if removal of Alterations will be required.

                  (vii) During the progress of any Alterations, Landlord and Prime Landlord shall have the right to inspect the Premises and Tenant shall afford Landlord access and the opportunity to respect, at all reasonable times.

         8. UTILITIES. By the Commencement Date, Tenant shall notify the local utility servicing the Premises that all utilities, electric and water charges should be billed by such utility directly to Tenant. Tenant shall, during the term of this Sublease and at its expense, pay all utility bills payable by Landlord as tenant pursuant to the Prime Lease. If Landlord shall receive a utility bill directly from the local utility company after the Commencement Date and prior to the time the utility meters shall be billed directly to Tenant, then, upon rendition by Landlord of such bill to Tenant, Tenant shall promptly pay to Landlord such charges. If Tenant shall fail timely to pay all or any portion of its utility bills when due and owing, Landlord may render payment to the utility for the account of Tenant and any such sums paid by Landlord, together with Landlord's Costs (defined in Article 23) shall be additional rent and added to the monthly base rent for the following month. The provisions of this Article 8 shall survive the expiration or earlier termination of this Sublease.

         9. BROKERAGE. Landlord and Tenant warrant and represent to each other that neither party has dealt with any broker for the procurement of this Sublease, other than Trammell Crow ("Landlord's



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Broker") and Cushman & Wakefield ("Tenant's Broker"). Each party shall defend, indemnify and hold harmless the other party from any loss, cost or expense suffered or incurred and arising out of a breach of the foregoing representation. Landlord agrees to pay a commission to Landlord's Broker pursuant to separate agreement. Landlord shall have no obligation to pay any commission to Tenant's Broker, whose fee, if any, shall be paid by Landlord's Broker.

         10. ASSIGNMENT AND SUBLETTING. (a) Tenant may not assign this Sublease or further sublet all or any portion of the Premises without the prior written consent of Landlord and Prime Landlord (in accordance with the provisions of the Prime Lease). Said consent shall not be unreasonably withheld or delayed. In the event of any such assignment or subletting, Tenant shall remain liable for all liabilities of tenant and obligations required on its part to be performed under this Sublease. If this Sublease is assigned, or if the Premises or any part thereof are sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rental herein reserved or otherwise required to be paid, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained.

         (b) If Tenant is a corporation or a partnership, an assignment within the meaning of this Article shall include any one or more sales or transfers, direct or indirect, by operation of law or otherwise, or the creation of a new stock or partnership interest, by which a majority interest of capital stock or partnership interest, as the case may be, shall be vested in a party or parties who are non-stockholders or non-partners as of the date of execution of this Sublease. This Article shall not apply if Tenant's capital stock or partnership interest, as the case may be, is listed on a recognized security exchange.

         11. INSURANCE/SUBROGATION WAIVER. (a) At all times while this Sublease is in effect, Tenant agrees to maintain at its expense, with an insurance carrier satisfactory to Landlord the insurance required to be maintained by Tenant under the Prime Lease AND the following:

                  (i) WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY. Workers' Compensation insurance for statutory limits or a State certificate. Employer's Liability coverage should have limits of not less than $500,000.

                  (ii)     LIABILITY INSURANCE.

                           1)       Occurrence basis commercial general
liability insurance, including blanket contractual coverage, for personal injury and property damage of not less than $1 million combined single limit per occurrence.

                           2)       Automobile liability insurance covering all
owned, non-owned and hired vehicles, with limits of not less than $1 million combined single limit per occurrence.

                           3)       Excess insurance coverage with a combined
single limit of not less than $4 million per occurrence in excess of the underlying liability insurance requirements set forth above.

                           4)       Such other liability insurance as may be
required by Landlord.

                  (iii)    PROPERTY INSURANCE.

                           1)       Insurance covering the Tenant's property,
equipment, and/or material against loss or damage by fire and the perils commonly referred to as extended coverage, vandalism and malicious mischief, in an amount not less than 90% of replacement cost of the property, equipment and/or material.


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                           2)       Such other property insurance as may be
required by Landlord.

                  (iv)     ADDITIONAL INSURANCE REQUIREMENTS.

                           1)       Each insurance policy listed above (except
workers' compensation) must name Cendant Operations, Inc. and Prime Landlord as insureds under the policy (Additional Named Insureds). All insurance policies shall be primary to any self-insurance or insurance policies carried by Landlord or Prime Landlord.

                           2)       Tenant agrees to furnish Landlord and Prime
Landlord, (i) contemporaneously with Tenant's execution of this Lease AND (ii) on each anniversary of the Commencement Date, with a certificate of insurance evidencing the insurance required by this Section. Such certificate will provide that said insurance may not be canceled or materially modified for any reason, including without limitation, non-payment of premium, except upon at least thirty (30) days prior written notice to Landlord at 1 Campus Drive, Parsippany, New Jersey 07054, Attention: Legal or to Landlord at such other address as Landlord may designate from time to time, in writing. Certificates evidencing the renewal of such policy shall be delivered to Landlord and Prime Landlord no later than thirty (30) days prior to the expiration of such policy. Tenant shall be in material breach of this Sublease if Tenant fails to provide said certificate or if any insurance required hereunder is not procured or is canceled or materially modified. If at any time Tenant fails or neglects to maintain the insurance required pursuant to this Sublease or fails or neglects to deliver evidence of insurance as required pursuant hereto, Landlord may, at its option, but without any obligation to do so, a) terminate this Sublease or
b) upon five (5) days prior written notice thereof, effect such insurance as the agent of and at the expense of Tenant, by taking out policies in companies satisfactory to Landlord for a period not exceeding one (1) year in any one policy. Such insurance shall be kept in force as long as necessary to protect Landlord's interest. Landlord shall not be limited in the proof of any damages which it may claim against Tenant, arising out of or by reason of Tenant's failure to provide and keep in force insurance as provided herein, to the amount of the insurance premium or premiums not paid or incurred by Tenant which would have been payable upon such insurance. Landlord shall be entitled to recover as damages for such breach the uninsured amount of any loss or damages and the costs and expense of suit suffered or incurred during any period when Tenant shall have failed or neglected to provide such insurance. The cost of any such insurance procured by Landlord shall be added to the monthly Rent for the following month, and same shall be considered as part of the Rent, and Landlord shall have the same rights and privileges for the collection thereof as if same were Rent.

                           3)       In the event of any loss or damage to the
Premises or any property, equipment, fixtures of Tenant, Tenant waives all claims against the Landlord and Prime Landlord for any such loss or damage and Tenant shall look only to any insurance which it has obtained to protect against such loss and Tenant shall obtain, for each policy of such insurance, provisions waiving any claim against Landlord and Prime Landlord for loss or damage.

                  (v) All policies required herein shall be purchased from insurers licensed in the state in which the Premises are located and shall be rated in the most recent BEST'S INSURANCE REPORTS as having a minimum policyholder's rating of "A-" and a financial category no lower than "VI" ($25 million to $50 million of adjusted policyholder's surplus).

         (b) Comprehensive General Liability Insurance, including contractual liability insurance coverage insuring all of Tenant's indemnity obligations under this Sublease except for the indemnity contained in Section 19(h), personal injury, completed operations and Fire Legal Liability Insurance, which covers the Premises and Tenant's operations. The policy shall name Landlord and Prime Landlord as additional insureds for liability, for bodily injury, including death, and property damage, personal injury and other covered loss. The insurance will be primary and not excess, with a combined single limit of not less than One Million ($1,000,000.00) Dollars for bodily injury, including death, and property damage for any one occurrence.


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         (c)      Noncontributory, "All-Risk" casualty insurance covering all buildings and improvements located on the Premises and trade fixtures, merchandise and other personal property of Tenant from time to time in, on or about the Premises, in an amount not less than one hundred (100%) percent of their actual replacement cost from time to time. Such insurance shall be primary and not excess and shall protect Tenant from damage or other loss caused by fire or other casualty or cause including sprinkler damage, vandalism and malicious mischief.

         (d) Tenant hereby waives any and all rights of recovery against Landlord and Prime Landlord and their respective subsidiaries and affiliates, and their respective officers, directors, stockholders, agents and employees relating to Premises or property damage and any resulting business interruption losses, occurring on or arising out of the use, maintenance or occupancy of the Premises, the Prime Lease Premises or the Building whether or not such loss or damage is insured.

         (e) This property damage subrogation waiver will preclude the assignment of any insurance claim by way of subrogation to any insurer. Tenant agrees to give immediately to each appropriate insurer written notice, if required, of the terms of this waiver and, if necessary, have said insurance policies properly endorsed to prevent the invalidation of the insurance coverages by reason of this waiver, if required by the insurance policies.

         (f) Tenant shall indemnify Landlord and Prime Landlord against any loss or expense, including but not limited to reasonable attorneys' fees, resulting from the failure to obtain such insurance subrogation waiver. This subrogation waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Sublease.

         (g) The provisions of this Section will survive the termination or earlier expiration of this Sublease.

         12. SUBORDINATION TO PRIME LEASE. (a) This Sublease is subject and subordinate to the Prime Lease. If the Prime Lease is terminated for any cause whatsoever (other than by reason of the willful default of Landlord with respect to Landlord's obligations as tenant under the Prime Lease during the term of this Sublease), Tenant shall promptly vacate and surrender the Premises to Landlord and this Sublease shall terminate as of the date of termination of the Prime Lease, and Landlord shall have no liability and/or obligation to Tenant for the termination of this Sublease. This Section shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Tenant shall execute promptly any certificate that Landlord may request.

         (b) With respect to repairs, replacements, restoration, services, and the performance of any other obligations required to be performed by the Prime Landlord under the Prime Lease, and with respect to any consent or approval required to be obtained of the Prime Landlord under the Prime Lease, and provided Tenant is not in default hereunder, Landlord's sole obligation with respect thereto, upon being requested in writing by Tenant, shall be to assign to Tenant such rights as Landlord may have, whether under the Prime Lease or otherwise, to require compliance by the Prime Landlord with all of the provisions of the Prime Lease insofar as they affect the Premises or any part thereof or the use or occupancy thereof and to seek the approval or consent of the Prime Landlord as well as such rights and remedies as Landlord may have as a result of the Prime Landlord's failure or refusal to comply with such provisions. Tenant acknowledges and agrees that Landlord shall not be liable to Tenant with respect to any delay, default or failure of the Prime Landlord in the performance by the latter of its obligations and covenants under the Prime Lease unless such be due to acts or misconduct of Landlord and neither shall the Rent, Additional Rent, and other charges hereunder abate nor shall any of the obligations of Tenant hereunder be affected by reason thereof and Tenant agrees to look solely to the Prime Landlord for the performance of same.


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         13.      CONSENT OF PRIME LANDLORD. This Sublease shall not be an
effective, binding and enforceable agreement as between the parties hereto until Prime Landlord executes the consent form attached to this Sublease and made a part hereof. Following Tenant's execution of this Sublease, Landlord shall request the written consent by Prime Landlord to this Sublease. The signature of the Prime Landlord on the consent form at the end of this document shall constitute its consent to the terms of this Sublease. Landlord makes no representation with respect to obtaining the required consents, and, in the event that Prime Landlord notifies Landlord that it will not give such consent, Landlord will notify Tenant and, upon receipt of such notification by Landlord of the disapproval by Prime Landlord, this Sublease shall be deemed null and void and without force or effect, and Landlord and Tenant shall have no further obligations or liabilities to the other with respect to this Sublease. Whenever in this Sublease Tenant is required to obtain Landlord's consent or approval, Tenant understands that Landlord may be required to first obtain the consent or approval of Prime Landlord. If Prime Landlord shall refuse such consent or approval, Landlord shall be released of any obligation to grant its consent or approval whether or not Prime Landlord's refusal, in Tenant's opinion, is arbitrary or unreasonable.

         14. USE. Tenant shall use the Premises solely for the uses permitted by the Prime Lease, and for no other uses or purposes.

         15. CONDITION OF PREMISES. Tenant, immediately prior to the Commencement Date of this Sublease, has inspected and examined the Premises and knows of the condition of the Premises. Tenant accepts the Premises in its "as is" condition on the Commencement Date herein. All furniture and equipment located in the Premises as of the Commencement Date (the "Existing Furniture") shall be deemed to belong to Tenant, on an as-is basis, without any representation or warranty whatsoever from Landlord. Tenant acknowledges that Landlord has no obligation to incur any expense whatsoever in connection with the preparation of the Premises for Tenant's occupancy thereof and that Landlord has not made any representation or warranty as to the suitability of the Premises for the conduct or proper zoning of Tenant's business, or otherwise.

         16. END OF TERM; SURRENDER; HOLDOVER. (a) On the expiration or termination of this Sublease, Tenant shall (1) surrender the Premises to Landlord broom clean, in good order and condition, ordinary wear and tear excepted, (2) remove all of its signs, all furniture (including the Existing Furniture) and trade fixtures from the Premises, repair all damages caused thereby and restore the Premises to the condition it was in prior to such installation and (3) surrender all keys for the Premises. The provisions of this Article shall survive the expiration or earlier termination of this Sublease.

         (b) Tenant shall remove from the Premises on or prior to such expiration or earlier termination such property situated thereon which is not owned by Landlord or Prime Landlord, and, at its sole cost and expense, shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Such property not so removed shall become the property of Landlord, which may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition as well as the cost of repairing any damage caused by such removal shall be borne by Tenant. Tenant's obligation to observe or perform the covenants of this Section shall survive the expiration or early termination of this Sublease.

         (c) Tenant acknowledges that possession of the Premises must be surrendered to Landlord at the expiration or sooner termination of the term of this Sublease. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to surrender possession of the Premises on a timely basis as aforesaid will be extremely substantial, will exceed the amount of Rent theretofore payable hereunder and will be impossible of accurate measurement. Tenant, therefore, agrees that if possession of the Premises is not surrendered to Landlord on the date of expiration or sooner termination of the Term of this Sublease, then Tenant agrees to pay to Landlord as liquidated damages for each month and for each portion of any month


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during which Tenant holds over in the Premises after expiration or termination of the Term of this Sublease, a sum equal to three (3) times the Rent which was payable per month under this Sublease during the last month of the Term of this Sublease. Nothing contained herein shall be deemed to authorize Tenant to remain in occupancy of the Premises after the expiration or termination of the Term of this Sublease. The indemnity contained in this subparagraph shall survive expiration or termination of this Sublease.

         17. SECURITY DEPOSIT. (a) Tenant shall post with Landlord prior to the Commencement Date of this Sublease, and maintain throughout the term hereof, a security deposit in the amount equal to Eighty-Two Thousand Two Hundred Dollars ($82,200.00) (the "Security Deposit") to insure the full and faithful performance by Tenant of all the terms, covenants and conditions of this Sublease upon Tenant's part to be performed. No interest shall be paid on the Security Deposit and Landlord may co-mingle the Security Deposit with other security deposits held by Landlord. If, at any time during the term hereof, or the term as it may be extended, Tenant shall fail to perform any of its obligations under this Sublease, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of the Sublease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Sublease or by law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, upon written demand therefor made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount. If Tenant shall fully and faithfully comply with all of the provisions of this Sublease, the Security Deposit or any balance thereof, shall be returned to Tenant without interest after the expiration of the term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Security Deposit, Landlord shall return same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Sublease. Upon the return of the Security Deposit, or the remaining balance thereof, to the original Tenant or any successor to the original Tenant, Landlord shall be completely relieved of liability with respect to the Security Deposit.

         (b) In lieu of a cash security deposit, Tenant may deliver to Landlord a clean, irrevocable, unconditional, transferable, evergreen Letter of Credit issued by and drawn upon any commercial bank which is a member of the Federal Reserve and the Federal Deposit Insurance Corporation acceptable to Landlord (hereinafter referred to as the "Issuing Bank") with offices for banking purposes in the City of New York and State of New Jersey, which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord and be in the amount of $86,200.00. The Letter of Credit shall provide that:

                  (1) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of only the Letter of Credit and a sight draft in the amount to be drawn;

                  (2) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the Term of this Sublease, unless the Issuing Bank sends written notice (hereinafter called the "Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

                  (3) Landlord, after receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft, only, to receive the moneys represented by the Letter of Credit unless Tenant delivers to Landlord a replacement Letter of Credit in the form and content set forth above, prior to Landlord receiving said moneys (which moneys shall be held by Landlord as a cash deposit pursuant to the terms of this Section 17 pending the replacement of such Letter of Credit); and

                  (4) Upon an assignment of Landlord's leasehold interest, the Letter of Credit shall be transferable by Landlord as provided below.

         (c) In the event of an assignment of Landlord's leasehold interest, Landlord shall have the right to transfer the cash security or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such cash security or Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letter of Credit to a new Landlord. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

         (d) Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither Landlord not its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

         18. COMPLIANCE WITH LAW. Tenant shall, at Tenant's sole cost and expense, comply with all laws, ordinances, statutes, rules and regulations affecting the Premises, including, without limitation, those referenced in
Article 19, below. Tenant shall, at Tenant's sole cost and expense, cure any violations levied against the Premises by duly constituted public authorities having jurisdiction thereof.

         19. ENVIRONMENTAL. (a) Tenant acknowledges that Landlord has made no representations or warranties as to the environmental conditions of the Premises. Tenant shall be deemed to have accepted the Premises on an "as is" basis.

         (b) Tenant shall not commence operations at the Premises until obtaining all required federal, state or municipal permits from governmental or public authorities having jurisdiction over Tenant's operations at the Premises and Tenant shall promptly furnish to the Landlord copies of notices, reports correspondence, submissions, made by Tenant to federal, state or municipal environmental or health authorities. Tenant covenants it will operate the Premises in full compliance with Environmental Laws throughout the term of the Sublease and shall not allow any Hazardous Materials to be used, stored, generated or otherwise handled on the Premises without the prior written consent of the Landlord.

         (c) The Tenant further agrees to keep real or personal property free and clear of any Environmental Liens.

         (d) Tenant shall immediately orally notify Landlord and Prime Landlord of any Release of Hazardous Materials and forward a written notice within twenty-four (24) hours. Tenant shall also promptly provide Landlord with written notice within ten (10) days of the receipt of any (i) notice of violation of Environmental Laws; (ii) notice that an Environmental Lien has been filed against the Premises; or (iii) commencement of an Environmental Action or notice that an Environmental Action will be filed in connection with the Premises.

         (e) Tenant shall, at its own cost and expense, maintain the Premises in good repair and shall have the responsibility for performing all Remedial Actions which are necessary for addressing any Releases of Hazardous Materials on the Premises occurring from and after the Commencement Date. All Remedial Actions conducted by the Tenant shall be performed in accordance with the requirements of applicable Environmental Laws.

         (f) If Tenant fails to immediately undertake such Remedial Action, Landlord shall have the right but not the obligation to enter onto the Premises and to take such Remedial Action as it deems necessary to eliminate or minimize said Release. All costs and expenses incurred by Landlord in the exercise of such rights shall be deemed to be additional rent hereunder and shall be payable by Tenant to Landlord upon demand.

         (g) Tenant shall permit Landlord and Landlord's agents employees and contractors, access to the Premises to conduct environmental testing and to collect samplings from time-to-time during regular business hours, or during other hours, if necessary, to abate a Release. Landlord agrees to use its reasonable efforts to avoid materially and unreasonably interfering with Tenant's use of the Premises during the conduct of inspection and shall restore the affected areas of the Premises to its approximate pre-inspection condition upon completion of environmental investigation.

         (h) Tenant hereby agrees to defend, indemnify, and hold harmless the Landlord from and against any Environmental Liabilities arising out of any of the following which occur from and after the Commencement Date: (i) any Release or threatened Release of Hazardous Materials at or from the Premises
(ii) any violations of Environmental Laws; (iii) any Environmental Actions; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed at the Premises and (v) any breach of any warranty or representation or covenant regarding environmental matters made by the Tenant. This environmental indemnity shall survive the termination of the Sublease.

         (i) For the purposes of this section, the following definitions will apply:

                  "ENVIRONMENTAL ACTIONS" refers to any complaint, summons, citation, notice, directive order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from the Premises.

                  "ENVIRONMENTAL LAWS" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et. seq., as amended; the Resource Conservation and Recovery Act of ("RCRA"), 42 U.S.C. 6901 et. seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et. seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et. seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et. seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

                  "ENVIRONMENTAL LIEN" means any lien, security interest, charge or other encumbrance for Environmental Liabilities and Costs incurred by a Government Authority.

                  "ENVIRONMENTAL LIABILITIES" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action filed by any governmental authority or any third party which relate to any violations of Environmental Laws, Environmental Actions, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto the Premises.

                  "HAZARDOUS MATERIALS" shall include any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; petroleum and its refined products; polychlorinated biphenyls; any substance exhibiting a hazardous water characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and any raw materials, building components, including but not limited to, asbestos-containing materials and manufactured products containing hazardous substances.

                  "RELEASE" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) of Hazardous Materials into the environment.

                  "REMEDIAL ACTION" means all actions taken to clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment;

perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or any other actions authorized by 42. U.S.C. 9601.

         20. INDEMNIFICATION. Tenant shall protect, indemnify, defend (with counsel acceptable to Landlord) and save harmless Landlord and Prime Landlord and their respective officers, directors, employees, agents, licensees, invitees and assigns (each an "Indemnified Party") from and against all liabilities, obligations, losses, claims, damages, penalties, actions, suits, costs, charges, subrogation and expenses (including, without limitation, fees and expenses of legal counsel and expert witnesses and court costs) (collectively, "Damages") imposed upon or incurred by or asserted against any Indemnified Party or against the Premises arising out of, or in any manner connected with the actual or alleged (a) use of the Premises by Tenant, its agents, employees, invitees, licensees or contractors (collectively, Tenant's Agents"); (b) any failure on the part of Tenant to perform or comply with any of the terms of this Sublease;
(c) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof; (d) any act or failure to act on the part of Tenant or Tenant's Agents in or about the Premises; and (e) the exercise by Tenant or any person claiming through or under Tenant of any rights against Prime Landlord granted to Tenant under this Sublease. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any occurrence referred to above, Tenant, upon the request of such Indemnified Party, will at Tenant's expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Tenant and acceptable to the Indemnified Party. The foregoing agreement to indemnify and hold each Indemnified Party harmless shall not be applicable to the extent that such Damages are caused by the willful misconduct or sole negligence of an Indemnified Party. This indemnity shall survive the expiration or earlier termination of this Sublease.

         21. DEFAULT BY TENANT. Any of the following events shall be deemed to be events of default under this Sublease:

         (a) Failure of Tenant to pay any installment of the Base Rent, Additional Rent or other sum payable to Landlord hereunder on the date that same is due and the same continues for three (3) days after written notice from Landlord thereof.

         (b) Failure of Tenant to comply with any term, condition or covenant of this Sublease or the Prime Lease, other than the payment of Base Rent, Additional Rent or other sum of money and Tenant shall fail to remedy the same within twenty (20) days after prior written notice to Tenant specifying such failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such twenty (20) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity, provided that such cure is effected within forty-five (45) days after such prior written notice.

         (c) The making by Tenant of an assignment for the benefit of creditors, or its admitting in writing its inability to pay its debts as they mature, or its adjudication as a bankrupt, or its filing of a petition in voluntary bankruptcy of a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy laws or any other similar law or statute of the United States or any state, or its filing of a petition to take advantage of any debtor's or insolvency act.

         (d) Filing of a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof by Tenant or any guarantor of Tenant's obligations or adjudication as a bankrupt or insolvent in proceedings filed against Tenant or such guarantor.

         (e) Appointment of a receiver or trustee for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligation hereunder.

         22. REMEDIES OF LANDLORD. (a) Upon the occurrence of any of the events of default listed in Article 21, Landlord shall have the option to pursue any remedy available to Prime Landlord as landlord under the Prime Lease or any one or more of the following remedies, without any notice or demand whatsoever:

                  (i) Terminate this Sublease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, Landlord may, without prejudice to any other remedy which it may have for possession of the Premises or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor.

                  (ii) Enter upon and take possession of Premises, by force if necessary, without terminating this Sublease and without being liable for prosecution or for any claim for damages therefor, and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof. Landlord may relet the Premises and receive the rent therefor. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such reletting. In determining the amount of such deficiency, the brokerage commission, attorneys' fees, remodeling expenses and other costs incurred by Landlord in connection with such reletting shall be subtracted from the amount of rent received under such reletting.

                  (iii) Enter upon the Premises, by force, if necessary, without terminating this Sublease and without being liable for any prosecution or for any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Sublease. Tenant agrees to pay Landlord on demand for Landlord's Costs (defined in Article 23) in effecting compliance with Tenant's obligations under this Sublease. Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by negligence of Landlord or otherwise.

         (b) If Landlord elects to terminate this Sublease by reason of an event of default, Landlord may accelerate all Base Rent, Additional Rent and other charges required to be paid by Tenant under this Sublease.

         (c) In case of any event of default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable for and shall pay on demand to Landlord (in addition to any sum required to be paid by Tenant under this Sublease): the amount of all loss and damage which Landlord may suffer by reason of such default, breach or threatened default or breach; brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant's or any other occupant's property; the reasonable costs of repairing, altering, remodeling or otherwise putting the Premises into condition reasonably acceptable to a new tenant or tenants; any rent concessions given to a new tenant; all expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies, including attorneys' fees; and the amount of any rent concession, free rent or leasehold improvement allowance given to Tenant in this Sublease and any brokerage fee or concession paid by Landlord under this Sublease.

         (d) All Base Rent and Additional Rent shall bear interest from the date due until the date paid at the rate of fifteen (15%) percent per annum, not to exceed the maximum rate allowable by law.

         (e) All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law or equity. For the purposes of any suit brought or based hereon, this Sublease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Sublease on successive periodic sums which mature hereunder. Tenant shall pay, upon demand, all of Landlord's costs, charges and expenses, including, without limitation, the fees of counsel, agents and others retained by Landlord and incurred in enforcing Tenant's obligations hereunder or under a hold over tenancy or incurred by Landlord in any litigation, negotiations or transactions in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

         23. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS; INSPECTIONS. If Tenant shall fail to make any payment or perform any act required to be made or performed by it hereunder, without being under any obligation to do so and without thereby waiving such default, Landlord may at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may enter upon the Premises or any part thereof for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall constitute an eviction of Tenant. All payments so made by Landlord, together with all other costs, expenses, legal fees and disbursements incurred by Landlord in taking such remedial action (collectively, "Landlord's Costs"), shall constitute additional rent due hereunder payable by Tenant upon demand. The provisions of this Article 23 shall survive the termination or early expiration of this Sublease.

         24. LATE CHARGE. If Tenant fails to pay any Base Rent or Additional Rent when due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge equal to two (2%) percent of such installment. Such amount if not received within five (5) days shall also bear interest as provided in Section 22(d). Tenant's failure to pay such amount shall be a material breach of this Sublease. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder, at law or equity and shall not be construed as liquidated damages.

         At no time shall Tenant be obligated or required to make any interest payment with respect to late fees or defaulted Rent payments at a rate which could subject Landlord to either civil or criminal liability as a result of being in excess of the maximum rate which Tenant is permitted by law to contract or agree to pay. If by the terms of this Sublease, Tenant is at any time required or obligated to pay interest arising out of late payment fees or defaulted rent payments at a rate in excess of such maximum rate, the rate of interest under this Sublease shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of rent due hereunder.

         25. COMPLIANCE WITH TERMS OF PRIME LEASE; INCORPORATION BY REFERENCE. (a) The terms, conditions and respective obligations of Landlord and Tenant to each other under this Sublease shall be the terms and conditions of the Prime Lease, except for (i) those provisions of the Prime Lease which are directly contradicted by this Sublease and (ii) the Excluded Provisions (defined below), in which event, as between Landlord and Tenant only, the terms of this Sublease shall control over the Prime Lease. Therefore, for the purposes of this Sublease, wherever in the Prime Lease the word "Tenant" is used it shall be deemed to mean the Tenant herein and wherever the word "Landlord" is used it shall be deemed to mean the Landlord herein.

         (b) The parties agree that for purposes of incorporating the terms of the Prime Lease into this Sublease, the portions of the Prime Lease listed on EXHIBIT B attached shall only apply to the landlord-tenant relationship between Prime Landlord and Landlord and shall not apply to the landlord-tenant relationship between Landlord and Tenant and shall not be part of this Sublease. The foregoing shall not release or impair any obligation of Prime Landlord under the Prime Lease. Landlord shall cooperate with Tenant and use commercially reasonable efforts to cause Prime Landlord to perform its obligations under the Prime Lease.

         (c) During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Tenant does hereby expressly assume and agree to perform and comply with, for the benefit of Landlord and Prime Landlord, each and every obligation of Landlord under the Prime Lease, except for the obligation to pay rent to Prime Landlord under the Prime Lease. Tenant shall not commit or suffer any act or omission that will violate any of the provisions of the Prime Lease.

         (d) Except as provided herein, in all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Tenant shall be required to obtain the approval or consent of both Prime Landlord and Landlord. Wherever in this Sublease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

         (e) Wherever notices are required in the Prime Lease to be given to Prime Landlord, Tenant shall be required to give notice to Landlord at least an additional five (5) days in advance of the time required under the Prime Lease. Whenever in the Prime Lease defaults by Tenant are required to be cured or acted upon by Tenant within a specified period of time, Tenant shall perform such act and cure such default at least five (5) days prior to the time required for such performance or cure under the Prime Lease.

         (f) Tenant shall give to Landlord a copy of all notices given to Prime Landlord in the same manner and simultaneous with such notices given to Prime Landlord. Tenant shall promptly give to Landlord a copy of all notices received from Prime Landlord.

         (g) Each of Landlord and Tenant agrees that it shall not cause any default on the part of Landlord under the Prime Lease. Tenant does hereby indemnify and agree to hold Landlord harmless from any claims, loss, damages, or liability (including attorneys' fees) arising out of or in connection with the failure of Tenant to perform any of the terms or provisions contained in the Prime Lease which, by the terms of this Sublease, Tenant is obligated to perform. Landlord hereby indemnifies and agrees to hold Tenant harmless for any claims, loss, damages or liability including attorneys' fees arising out of or in connection with the failure of Landlord to perform any of the terms or provisions in the Prime Lease which (a) by the terms of this Sublease Tenant is not obligated to perform or (b) Tenant has timely performed pursuant to this Sublease. This Section shall survive termination or expiration of the term of this Sublease.

         26. NOTICES. Any notice, approval, consent or other communications permitted or required under this Sublease shall be effective, if hand delivered, upon receipt, and otherwise as provided for herein, only if in writing and given by hand delivery or by mailing by certified or registered mail, postage prepaid, return receipt requested, or by nationally recognized overnight air courier, to the address of the party set forth below or to such other addresses as the party to be notified may from time to time designate by notice given in the manner provided in this Article. Notices shall be deemed effective upon receipt, if hand delivered, or upon deposit with nationally recognized overnight air courier, or deposit in the United States mail. Notices from Landlord may be given by Landlord's attorney.

         If to Landlord:                  CENDANT OPERATIONS, INC.
                                          1 Campus Drive
                                          Parsippany, New Jersey 07054
                                          Attention:  Legal

         If to Tenant:                    BIOPURE CORPORATION
                                          11 Hurley Street
                                          Cambridge, MA  02141
                                          Attention:  Chief Financial Officer

         If to Prime Landlord:            58 Charles Street Realty Trust
                                          c/o The Cambridge Co.
                                          300 Massachusetts Avenue
                                          Boston, MA  02115

         27. SUCCESSORS AND ASSIGNS. The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as expressly hereinbefore otherwise provided. If "Tenant" consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

         28. SIGNAGE. Tenant shall have no right to use, display or exhibit any signage which has any "Cendant or NetMarket" insignia, logo, facsimile or trademark thereon. Landlord shall have the right, either before or during the term of this Sublease to enter upon the Premises and remove same.

         29. INSPECTIONS. Landlord and its representatives may enter the Premises or any part thereof upon advance notice, except in the event of an emergency for which no advance notice is necessary, for the purpose of (i) inspecting the same or for the purpose of doing any work Landlord shall be required or permitted to do under this Sublease, and taking all such action thereon as may be reasonably necessary or appropriate for any such purpose and
(ii) displaying thereon advertisements for sale or letting at any time after Tenant shall have vacated or abandoned the Property. Landlord shall not have any duty to make any such inspection and shall not incur any liability or obligation for not making any such inspection. No such entry in accordance with the foregoing shall constitute an eviction of Tenant. Landlord and its representatives shall also have the right, during the last three (3) months of the term, to enter the Premises to show same to other(s) and shall have the right to erect a "For Rent" sign on the Property.

         30. CAPTIONS. The captions inserted herein are inserted only as a matter of convenience for reference and in no way define the scope of this Sublease or the intent of any provision hereof.

         31. NO OFFER. This Sublease shall not be deemed to be an offer and shall in no event be binding upon Landlord until duly executed by an authorized officer thereof and delivered to Tenant by an authorized representative of the Landlord.

         32. RENT TAX. Tenant shall pay any tax assessed by the State in which the Premises are located that are applicable to rentals or charges specified in this Sublease.

         33. WAIVER BY LANDLORD. Provided that Tenant is not in default under this Sublease and provided, further, that there has been no prior default (whether cured or uncured), Landlord shall not exercise its rights to terminate the Prime Lease pursuant to the Early Termination Option contained in

Sections 1.1 and 8.27 of the Prime Lease, but shall grant to Tenant the same early termination right, subject to Tenant exercising its right by written notice to Landlord at least sixty (60) days prior to the one (1) year notice required of Landlord (as tenant in the Prime Lease), time being of the essence with respect to the date by which Tenant must send its notice to Landlord under this section..

         34. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord hereby represents and warrants that (a) the Prime Lease attached hereto as EXHIBIT A has not been amended and is the entire agreement between Landlord and Prime Landlord; (b) the Prime Lease documents are in full force and effect; (c) no outstanding uncured notices of default or termination exist and no notices of default have issued under the Prime Lease; (d) Landlord will not amend the Prime Lease voluntarily if such amendment would adversely affect the Tenant's rights under the Sublease, increase the Tenant's obligations under the Sublease, decrease the size of the Premises, or shorten the term of the Sublease; and (e) Landlord shall request a recognition agreement from the Prime Landlord stating that if the Prime Lease terminates, the Prime Landlord will recognize Tenant as a direct tenant.

         35.      ACCESS. Tenant shall have twenty-four (24) hour per day, seven
(7) day per week access to the Premises and parking.

         36. SIGNAGE. Tenant shall have signage in the lobby of the building.

         IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this instrument, as of the day and year first above set forth.

                                LANDLORD:
                                --------

                                CENDANT OPERATIONS, INC.

                                By:     /s/Thomas Anderson
                                      ------------------------------------------
                                Name:   Thomas Anderson
                                Title:  Vice President

                                TENANT:
                                ------

                                BIOPURE CORPORATION

                                By:     /s/ Francis H. Murphy
                                      ------------------------------------------
                                Name:   Francis H. Murphy
                                Title:  Chief Financial Officer

                                  EXHIBIT "A"

                                  PRIME LEASE

                                   EXHIBIT "B"

                       EXCLUDED PROVISIONS OF PRIME LEASE

-   1.1

-   3.1

-   3.2

-   3.3 (fourth sentence)

-   3.5

- All obligations of Landlord in Article 4 are obligations of Prime Landlord only under Prime Lease)

-   5.6.1

- All restoration obligations of Landlord in Article 6 are obligations of Prime Landlord only under Prime Lease. Landlord shall have no restoration obligations)

-   7.2

-   8.8

-   8.12

-   8.20

-   8.21




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



                            PRIME LANDLORD'S CONSENT

         Robert L. Wolff, Jr., as Trustee of the 58 Charles Street Realty Trust hereby consents to the Sublease by Cendant Operations, Inc. to BIOPURE Corporation of the Premises described in the foregoing Sublease dated ___________, 2001 and to the terms and conditions contained in such Sublease.



                                       PRIME LANDLORD:
                                       --------------

                                       Robert L. Wolff, Jr., as Trustee of the
                                       58 Charles Street Realty

                                       By:   _______________________________
                                       Name: _______________________________
                                       Title:_______________________________

                                       Date:_______________________







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